Alcoa Corporation Investor Presentation October 2016 Exhibit 99.1

Forward–Looking Statements This presentation contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa and Alcoa Upstream Corporation (“Alcoa Corporation”) that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts concerning global demand growth for aluminum, supply/demand balances; statements, projections or forecasts of future financial results or operating performance; statements about strategies, outlook, business and financial prospects; and statements regarding the prospective separation transaction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa and Alcoa Corporation believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, each can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) the possibility that various closing conditions for the separation may not be satisfied; (b) the impact of the separation on the businesses of Alcoa or Alcoa Corporation; (c) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices and premiums, as applicable, for primary aluminum, alumina, and other products, and fluctuations in indexed-based and spot prices for alumina; (d) deterioration in global economic and financial market conditions generally; (e) unfavorable changes in the markets served by Alcoa and Alcoa Corporation; (f) the impact of changes in foreign currency exchange rates on costs and results; (g) increases in energy costs; (h) changes in discount rates or investment returns on pension assets; (i) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (j) the inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, or expansions, or joint ventures; (k) political, economic, and regulatory risks in the countries in which Alcoa and Alcoa Corporation operate or sell products; (l) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (m) the impact of cyber attacks and potential information technology or data security breaches; and (n) the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2015, Alcoa Corporation’s registration statement on Form 10, and other reports filed by Alcoa and Alcoa Corporation with the U.S. Securities and Exchange Commission (SEC). Alcoa and Alcoa Corporation disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market. Important information

Non-GAAP Financial Measures This presentation includes unaudited “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA. Alcoa and Alcoa Corporation believe that the presentation of non-GAAP financial measures helps investors by providing additional information with respect to the operating performance of Alcoa Corporation and the ability of Alcoa Corporation to meet its financial obligations. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the appendix for a reconciliation of the non-GAAP financial measures included in this presentation to their comparable GAAP financial measures. Alcoa Corporation has not provided a reconciliation to forecasted EBITDA to the most directly comparable GAAP financial measures because Alcoa Corporation is unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and Alcoa Corporation believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliation of guidance for EBITDA to the most directly comparable GAAP measure would not be available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the components of such measure, such as index pricing. References to historical EBITDA herein means adjusted EBITDA, for which we have provided calculations and reconciliations in the Appendix. Other Information The separation of Alcoa Inc. into two standalone companies - Alcoa Corporation and Arconic Inc. - is scheduled to become effective before the opening of the market on November 1, 2016. Important information (continued)

Today’s conversation Agenda Topics Our Business Financial Overview Q&A Presenters Roy Harvey Alcoa Corporation: Chief Executive Officer and Director Current position at Alcoa Inc.: Executive Vice President, President of Global Primary Products William Oplinger Alcoa Corporation: Executive Vice President and Chief Financial Officer Current position at Alcoa Inc.: Executive Vice President and Chief Financial Officer

Our Business Roy Harvey

Global network of world-class aluminium assets and operations Strong customer relationships and robust growth opportunities Highly experienced senior management with operator-centric culture Focused on optimizing cost and return on capital (ROC), creating shareholder value Strong balance sheet and financial position, positioned for the future Alcoa Corporation: a compelling investment

Global-leading portfolio of low-cost, world-class assets 2016 global cost curve positions World’s largest alumina refiner1 Well-positioned smelting assets Alumina Aluminum 1st Quartile Mid 2nd Quartile World’s largest bauxite miner1 Bauxite 1st Quartile Source: CRU and Alcoa analysis 1. Based on 2015 production. Includes both equity interests as well as AWAC wholly-owned subsidiaries.

Strengthened, independent businesses with proven record

Business segments

Bauxite	Alumina	Aluminum	Cast Products	Rolled Products	Energy
Geographically dispersed mines with a premier low-cost position	Nine refineries on five continents with access to growth markets in Asia, Middle East, and Latin America	Global aluminum producer with a proven ability to drive technology advancements	Global casthouses providing value-added products to customers in growing markets	Can sheet leader in North America; integrating state of the art Saudi Arabian facility	Power production capacity of 1,685[1] megawatts
$468M *New 3rd party Bauxite contracts for 2016 – 2017 signed in 2016 YTD*	**65%** *Shipments in 1st half of 2016 to 3rd party customers, with 85% based on API index*	**38th percentile** *Repositioned portfolio including Saudi Arabian JV with world's lowest cost smelter*	**>2X** *$89M in ATOI in the 1st half of 2016; more than double compared to the same period in 2015*	**Over 90%** *Market share in North America aluminum food can segment*	**35%** *EBITDA Margin in 1st half of 2016; maximizing profit optionality between internal & market supply*

Six independent business units with strategic optionality and market-based transfer pricing

1. Includes 215-megawatt capacity at Yadkin. In July 2016, Alcoa Corporation's wholly-owned subsidiary, Alcoa Power Generating Inc., reached an agreement to sell its Yadkin Hydroelectric Project (Yadkin).
2. See adjusted EBITDA reconciliations in the appendix.

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Global Strength: 16,000 employees 25 manufacturing facilities 10 countries Global portfolio provides access to growth markets

3rd-party bauxite leads solid growth prospects Source: CRU, CM Group, and Alcoa analysis 2016-2017 balance figures are post-trade with Chinese imports of 3.0 Mt alumina (2016), 40 kt aluminum (2016), and 25 kt aluminum (2017) Based on Platts FOB WA price as of October 18, 2016 vs. January 4, 2016. Based on LME price as of October 18, 2016 vs. January 4, 2016 Bauxite Alumina Aluminum 2016 Supply/Demand Balance Balanced China: Deficit of 170 kt RoW: Deficit of 1,430 kt China: Surplus of 1,195 kt RoW: Deficit of 1,810 kt 2017 Supply/Demand Balance Balanced Balanced China: Hinges on supply restraint RoW: Deficit of 1,500 kt Key Market Factors 8% 3rd-party demand CAGR to 2020 Chinese reserve depletion and quality deterioration increasing import demand S.E. Asia governments limiting exports Alumina spot price up $71 per ton (36%) in 2016 YTD1 Chinese restarts slowing Rising Chinese caustic, energy, and transportation costs LME aluminum price up $191 per ton (13%) in 2016 YTD2 Restraint shown in Chinese restarts Rising Chinese alumina, energy, and transportation costs support price Market outlook

Leadership team ready to support the business Roy Harvey, Chief Executive Officer William Oplinger, Executive Vice President and Chief Financial Officer Tómas Már Sigurdsson, Executive Vice President and Chief Operating Officer Leigh Ann Fisher, Executive Vice President and Chief Administrative Officer Jeffrey Heeter, Executive Vice President, General Counsel and Secretary Robert Collins, Executive Vice President and Controller Michelle O’Neill, Senior Vice President, Global Governmental Affairs and Sustainability Benjamin Kahrs, Senior Vice President, Strategy, Technology, and Corporate Development Monica Orbe, Senior Vice President, Chief Communications Officer Accomplished Board of Directors Experienced Senior Leadership Mary Anne Citrino, Senior Advisor, The Blackstone Group L.P. Timothy Flynn, former Chairman and CEO, KPMG Kathryn Fuller, Chair, the Smithsonian National Museum of Natural History Roy Harvey, CEO, Alcoa Corporation James Hughes, former CEO of First Solar, Inc. Michael Morris, Non-Executive Chairman of Alcoa Corporation; former Chairman and CEO, American Electric Power James Nevels, founder and Chairman, The Swarthmore Group James Owens, former Chairman and CEO, Caterpillar Inc. Carol Roberts, Senior Vice President and CFO, International Paper Company Suzanne Sitherwood, President and CEO, Spire Inc. Steven Williams, President and CEO, Suncor Energy Inc. Ernesto Zedillo, former President of Mexico and current Director, Yale Center for the Study of Globalization Leadership as of November 1, 2016

Promoting strong, efficient, operator-centric culture Act with Integrity Operate with Excellence Care for People Unrelenting focus on safety Reducing greenhouse gas emissions, lowering energy and fresh water consumption Supporting communities via Alcoa Corp. Foundation and employee volunteerism Six independent business leaders with clear accountability for business results Management systems streamlined, improving efficiency and ensuring efficacy of every dollar spent Market-based transfer pricing enabling location driven focus Lead with our values Dedication to safety and sustainability Decentralized decision making and accountability Relentless focus on cost control Already exceeded 2016 productivity improvement goal of $550M by $19M Continue procurement savings and conversion cost reductions Lower overhead spend Operating culture

Financial Overview William Oplinger

Key financial metrics – Six months ending June 30, 2016 Six segments diversify revenue and EBITDA Segment 3rd Party Revenue $M Total Revenue1 $M Adj. EBITDA1,2 $M Adj. EBITDA Margin % Bauxite $131 $488 $176 36.1% Alumina $1,097 $1,710 $115 6.7% Aluminum $15 $1,904 $83 4.4% Cast Products $2,570 $2,676 $144 5.4% Rolled Products $446 $446 $15 3.4% Energy $132 $218 $77 35.3% Corporate $61 ($2,990) ($158) – Transformation $61 $61 ($65) – Corp. Pension / OPEB – – ($28) – Impact of LIFO and metal price lag – – $31 – Other – ($3,051)2 ($96) – Alcoa Corporation Total $4,452 $4,452 $452 10.2% Before intersegment eliminations. See appendix for adjusted EBITDA reconciliations. Represents the elimination of revenue generated from product sales from one Alcoa Corporation segment to another (e.g. sales from the Aluminum segment to the Cast Products segment).

Financial trends Resilient EBITDA despite lower prices See appendix for adjusted EBITDA reconciliations Metal price represents combined annual averages of LME + Midwest premium Total Sales ($M) Adjusted EBITDA (1) ($M) Capital Expenditures ($M) Metal Price in $/mt2 Sustaining Return Seeking

Pro forma capital structure as of June 30, 20161 Capital structure: low debt, substantial liquidity Conservative balance sheet with substantial liquidity Assumes starting cash balance of $632M Alcoa Corporation issued $1.25B of funded debt, assumed $0.2B BNDES loan Credit ratings of BB- and Ba3 from S&P and Moody’s respectively ($M) Pro Forma % Total Cash $632 Debt Structure Alcoa Corp. $1.5B RCF2 – – Alcoa Corp. Debt Issuance 1,250 85.4% BNDES Loan 200 13.7% Other 13 0.9% Total Debt $1,463 100.0% Net debt $831 Liquidity Credit Facility Availability $1,500 Cash and Cash Equivalents 632 Total Liquidity $2,132 For additional information, see Alcoa Upstream Corporation Form 10 as filed with the Securities and Exchange Commission on October 11, 2016. RCF: Revolving Credit Facility

Pro Forma balance sheet1 – key metrics as of June 30, 2016 Strong balance sheet and financial position Net Debt-to-LTM EBITDA Current business operations are ready to support our debt Focus on maintaining strong non-investment grade rating Debt-to-Equity Appropriate capital structure and financial flexibility Plan to efficiently manage leverage Working Capital Efficient working capital management to support business operations Relentless focus on generating cash 0.8x 0.2x <30 Days For additional information, see Alcoa Upstream Corporation Form 10 as filed with the Securities and Exchange Commission on October 11, 2016. See appendix for adjusted EBITDA reconciliations. 2

Pro Forma balance sheet as of June 30, 2016 – Other Noncurrent Assets Balance sheet contains hidden value drivers Asset examples Balance sheet value Value driver Saudi complex1 $0.9B Cash & Earnings Western Australia energy prepayments $0.8B Cash Brazil VAT Receivables $0.3B Cash 1. Investment in Saudi Arabian joint venture, formed in 2009 with the Saudi Arabian Mining Company (Ma’aden).

High-return projects pipeline across the businesses Potential future key capital projects by business segment1 Capital investment amount ($M) # of Projects 3 5 4 3 3 ($M)Estimated combined totals Based on estimated LME forward curve of $1,500/mt - $1656/mt and API forward curve of $225/mt - $248/mt. 1

Financial policy framework Disciplined financial policies for prudent capital allocation Financial Policies Leverage Aggressive asset portfolio management Liquidity Efficient use of available capital Maintain appropriate leverage through the business cycle $600M+ cash balance at launch Operating cash flow is primary source of liquidity Significant credit capacity ($1.5B undrawn revolver1) On-going portfolio reviews to maximize value creation Well-positioned to pursue opportunities to reduce costs and improve margins Will curtail, sell or close assets that do not meet value generation thresholds based on market conditions Capital allocation priorities: Sustain valuable assets, manage leverage, invest in high return projects, and return cash to shareholders Revolving credit facility (RCF) matures in November 2021.

Key measures Outlook focused on operations and managing cash 21 Operational volumes 2017 Financial Segment 2016 Estimate 2017 Outlook Bauxite production (Mbdmt) 45.0 – 45.5 46.0 – 46.5 Alumina production (Mmt) 13.2 – 13.3 13.2 – 13.3 Aluminum production (Mmt) 2.3 – 2.4 2.3 – 2.4 Cast Products 3rd-party shipments (Mmt) 2.8 – 3.0 2.8 – 3.0 Rolled Products 3rd-party shipments (Mmt) 0.3 – 0.4 0.5 – 0.6 Energy net generation (GWh) 9.5 – 9.7 8.2 – 8.41 Return-seeking capital expenditures of < $100M Other corporate overhead2 < $200M Pension and OPEB cash contributions of < $250M Sustaining capital expenditures of < $300M Pension and OPEB expense < $200M Does not include Yadkin generation, and reflects reduced generation at Warrick. Does not include Transformation, Corp. Pension/OPEB, and Impact of LIFO and metal price lag.

Closing Remarks Roy Harvey

Alcoa Corporation: a compelling investment Global network of world-class aluminum assets and operations Bauxite and Alumina: Combination of global industry-leading low-cost assets Aluminum: Well-positioned portfolio includes Saudi Arabia Joint Venture, the world’s lowest cost aluminum smelter Current asset base has been aggressively honed to improve cost position Strong customer relationships and robust growth opportunities Bauxite: Projected 8% growth in global 3rd-party bauxite demand Alumina: Increasing demand from China, India, and the Middle East Strong aluminum end market demand is expected to fuel growth in Aluminum, Cast Products and Rolled Products segments Highly experienced senior management with operator-centric culture Values: Act with Integrity, Operate with Excellence, Care for People Senior leadership team with significant experience and operating expertise Culture of innovation and process improvement Focused on optimizing cost and return on capital (ROC), creating shareholder value Relentless focus on cost control and driving out costs from our processes Rigorous process for ROC-driven prioritization for capital allocation, and focused on investing in projects that drive shareholder value U.S. based public equity in the aluminum sector with leading governance practices Strong balance sheet and financial position, positioned for the future Net Debt of 0.8X LTM EBITDA, Debt-to-Equity of 0.2X Approximately $2B of “hidden” value drivers on the balance sheet Strategy focused on generating and managing cash

Appendix

Contact information Investors: Jim Dwyer, Vice President of Investor Relations (212) 518-5450 AlcoaIR@Alcoa.com Media: Monica Orbe, Senior Vice President, Chief Communications Officer (212) 518-2632 Monica.Orbe@Alcoa.com Investor and media contact information

Transaction overview Overview Ticker Symbol AA Exchange NYSE Distribution Ratio 1 share of Alcoa Corporation for every 3 shares of Alcoa Inc. Expected Number of Outstanding Shares1 182.5M “When Issued” Trading Commenced October 18 Record Date October 20 Distribution Date November 1 “Regular Way” Trading Begins November 1 Share information 1. Includes shares of common stock of Alcoa Corporation retained by Arconic.

Alcoa Corporation’s leading governance practices Governance Factor Alcoa Corporation Policy Board Structure Directors elected annually (the board will not be classified) Independent Chairman Proxy Access Yes Shareholder Power to Call Special Meetings Yes; shareholders owning 25% for at least one year Supermajority Vote for Charter and Bylaw Amendments No; majority vote required Incorporation Delaware Governance practices

Michael Morris Non-Executive Chairman, Alcoa Corporation; Former Chairman and CEO, American Electric Power James Nevels Founder and Chairman, The Swarthmore Group Mary Anne Citrino Senior Advisor, The Blackstone Group L.P. Timothy Flynn Former Chairman and CEO, KPMG Roy Harvey CEO, Alcoa Corporation Kathryn Fuller Chair, Smithsonian National Museum of Natural History James Owens Former Chairman and CEO, Caterpillar Inc. Accomplished Board of Directors Board of Directors as of November 1, 2016 Carol Roberts Senior Vice President and CFO, International Paper Company Suzanne Sitherwood President and CEO, Spire Inc. Steven Williams President and CEO, Suncor Energy Inc. Ernesto Zedillo Former President of Mexico and current Director, Yale Center for the Study of Globalization James Hughes Former CEO of First Solar, Inc.

Actively participating in each segment of the value chain

Product shipments by business (Estimated 2016 shipments in millions of metric tons)


Mining
Refining
Smelting & Casting
Rolling
0.3 – 0.4
~5%
Rolled Products
100%
3rd Party
2.8 – 3.0
~95%
Cast Products
3rd Party
~35%
Aluminum
13.7 – 13.9
~85%
Alumina
~65%
3rd Party
47.5 – 48.5
~15%
Bauxite
3rd Party

- Well-positioned to **capitalize on internal and external growth** across the value chain
- Strong **relationships with 3rd party customers** in each business **allow resilience** throughout the cycle
- Strategic optionality provides each business unit with **independence to maximize profit & diversify risk**

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Income statement1 $ Millions, Except Realized Prices 1H15 2H15 1H16 Prior Year Change Sequential Change Realized Aluminum Price ($ / MT) $2,331 $1,853 $1,835 ($496) ($18) Realized Alumina Price ($ / MT) $335 $288 $247 ($88) ($41) Revenue $6,069 $5,130 $4,452 ($1,617) ($678) Cost of Goods Sold $4,643 $4,396 $3,797 ($846) ($599) COGS % Revenue 76.5% 85.7% 85.3% 8.8% pts. (0.4% pts.) Selling, General Administrative, Other $166 $187 $175 $9 ($12) SGA % Revenue 2.7% 3.6% 3.9% 1.2% pts. 0.3% pts. Other (Income) / Expense, Net ($13) $55 $16 $29 ($39) Restructuring and Other Charges $243 $740 $92 ($151) ($648) Effective Tax Rate 54% (22%) (61%) (115% pts.) (39% pts.) EBITDA1 $1,202 $536 $452 ($750) ($84) Net Income (Loss) $69 ($932) ($265) ($334) $667 See appendix for EBITDA reconciliations.

Key financials – Full year ending December 31, 2015 2015 key financial information Segment 3rd Party Revenue $M Total Revenue1 $M Adj. EBITDA1,2 $M Adj. EBITDA Margin % Bauxite $71 $1,231 $455 37.0% Alumina $3,343 $5,030 $910 18.1% Energy $426 $723 $275 38.0% Aluminum $14 $5,106 $244 4.8% Cast Products $6,186 $6,232 $201 3.2% Rolled Products $993 $1,011 $101 10.0% Corporate $166 ($8,134) ($448) - Transformation $166 $166 ($92) - Corp. Pension / OPEB - - ($96) - Impact of LIFO and metal price lag - - ($77) - Other - ($8,300)3 ($183) - Alcoa Corporation Total $11,199 $11,199 $1,738 15.5% Before intersegment eliminations. See appendix for adjusted EBITDA reconciliations. Represents the elimination of revenue generated from product sales from one Alcoa Corporation segment to another (e.g. sales from the Aluminum segment to the Cast Products segment).

Pension and OPEB information Pro forma pension and OPEB liabilities and expenses1,2 ($M) Direct Plans Funded status as of December 31, 2015 Pension Benefit obligation ($2,246) Plan assets 1,891 Funded status (355) Less: Amounts attributed to JV partners (30) Pension net funded status (325) OPEB benefit obligation (82) Total funded status ($407) Pro forma adjustment (as of June 30, 2016) (2,525) Pro forma ($2,932) For additional information, see Alcoa Upstream Corporation Form 10 as filed with the Securities and Exchange Commission on October 11, 2016. OPEB: Other Postretirement Employee Benefits Post separation, these plans will be included in the respective direct plans. ($M) Pension and OPEB expenses EBITDA impact 2015 1H 2016 Pension and OPEB multi-employer plans3 Corporate $96 $28 Pension and OPEB multi-employer plans3 Segments $95 $34 Pension direct plans Segments $106 $24 OPEB direct plans Segments ($12) $2 Total Pension and OPEB Expenses $285 $88 Pro forma adjustment (98) (15) Pro forma $187 $73

AWAC: world's largest bauxite miner, alumina refiner

Alcoa

AWAC Facts

- **Alcoa is the operator** of the joint venture
- **A Strategic Council** consisting of representatives from Alcoa Inc. and Alumina Limited **oversees the venture**
- **Alcoa internally consumes ~30%** of the JV's alumina and is **responsible for marketing 100%** of the products produced

Alcoa (60%) | **Alumina Ltd. (40%)**

Alcoa World Alumina and Chemicals (AWAC)

Bauxite Mines Operating Rates (BDKmt)

Australia (31,700)
- Darling Range

Brazil [(1)]
- Juruti (4,700)
- MRN (3,000)

Guinea
- CBG (3,400)

Suriname (curtailed)
- Coermotibo
- Lelydorp

Saudi Arabia
- Al Ba'itha (600)

Alumina Refineries Capacity (Mmt)

Australia
- Kwinana (2.2)
- Pinjarra (4.2)
- Wagerup (2.6)

Brazil [1]
- São Luís (1.4)

Spain
- San Ciprian (1.5)

Suriname (curtailed)

U.S. (curtailed)
- Point Comfort

Saudi Arabia
- Ma'aden (1.8)

Aluminum Smelter Capacity (Kmt)

Australia
- Portland (197)

1. Alcoa controls ~0.9 Mmt refining capacity through wholly-owned Brazilian Subsidiaries outside of the JV (Poços de Caldas (0.4 Mmt) and São Luís (0.5 Mmt)), and mining capacity with an operating rate of 0.3 BDkmt at Poços de Caldas.

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Production (MMT) Alumina and aluminum global cost curves Alcoa moves to the 38th percentile in 2016 Alcoa moves to 17th percentile in 2016 Aluminum ($/MT) Alumina ($/MT) 2010: 51st Percentile 2016 Target and Actual: 38th Percentile 1,500 1,000 500 0 2,500 2,000 3,000 40 35 60 55 50 30 25 20 15 10 5 0 45 2016 Actual: 17th Percentile 2016 Actual: 17th Percentile 2010: 30th Percentile 60 70 80 90 100 110 50 120 40 30 20 10 0 450 150 200 250 300 350 400 0 100 500 50 Production (MMT) Source: CRU and Alcoa analysis

Bauxite global cost curve Alcoa is in the 20th percentile in 2016 Bauxite ($/dmt) Production (mn dmt) Source: CRU and Alcoa analysis 2016: 20th Percentile

2016 demand grows at 5%; supply grows at 3% 2016 Primary aluminum demand & Y-o-Y growth (Mt) Primary aluminum demand and supply by region India North Asia Europe North America Russia Brazil Other (1) MENA SE Asia 59.7 Mt 6.5% 3.5% 2.0% 1.0% 7.0% 5.0% 3.0% 3.0% (4.0%) (1.0%) 2016 Primary aluminum supply & Y-o-Y growth (Mt) India North Asia Europe North America Russia Brazil Other (1) MENA 59.1 Mt SE Asia 3.5% 6.5% (8.0%) 10.0% 13.0% 1.0% 38.0% 3.0% 4.0% 0.0% Global +5% ROW +3% China +6.5% ROW +2.5% China +3.5% Global +3% Source: Alcoa analysis, CRU, Wood Mackenzie, IAI, CNIA, NBS, Aladdiny; figures rounded; Other includes Africa, E. Europe, Latin America ex Brazil, Oceania, Other Asia

Aluminum market remains in deficit at 615 kmt Continue to see global deficit in 2016 2016E Aluminum balance (kmt) Aluminum fundamentals overview Global inventories at 54 days, -7.5 days Y-o-Y Source: Alcoa analysis, CRU, Wood Mackenzie, IAI, CNIA, NBS, Aladdiny, Bloomberg Includes excursions China Rest of World Surplus 1,195 Deficit (1,810) Deficit (615) Global China 30,235 2,045 (345) 40 31,975 (30,780) 1,195 Rest of World 26,665 1,090 (565) (40) 27,150 (28,960) (1,810) Prod. at Beginning Run Rate Additions/Creep Restarts/(Curtailments) (1) Imports/(Exports) Total Supply Demand Net Balance Total price stabilizing ($/t) U.S. Midwest Europe (Duty Paid) Japan Sep 16 Jul 16 Jan 16 Jul 15 Jan15 +$151 +$161 +$162 Global Inventories down 50% from 2009 Peak of 108 days Change Since Jan. lows

Alumina market remains in deficit at 1.6 Mmt Continue to see large deficit for 2016 2016E Alumina balance (kmt) Alumina fundamentals overview Demand growth at 5% while supply only grows at 1% in 2016 Source: Alcoa analysis, CRU, Wood Mackenzie, IAI, CNIA, NBS, Aladdiny, Bloomberg Includes excursions Alumina price = Alumina Price Index (API) China Rest of World Prod. at Beg. Run Rate (Dec 2015) 55,685 55,250 Additions / Creep 5,295 980 Restarts / (Curtailments (1)) (1,935) (2,030) Imports / (Exports) 3,000 (3,000) Total Supply 62,045 51,200 Demand (62,215) (52,630) Net Balance (170) (1,430) Price (2) remains above January lows ($/t) Sep 16 Jul 16 Jan 16 Jul 15 Jan 15 Deficit (1,600) +$31 vs. Jan. Demand & Y-o-Y Growth (Mt) Supply & Y-o-Y Growth (Mt) 62.2 (2.4%) 114.9 Mt 113.2 Mt 5% 1% Global Global

Premier bauxite position, world’s largest producer Largest bauxite miner, 45.3 Mmt production in 2015 First quartile cost curve position 1 Next to major markets, with space to grow Technical refining knowledge to provide multi-product customer solutions Alcoa is the largest bauxite miner in the world Geographically dispersed mines with a premier low-cost first quartile cost position Building out 3rd party bauxite business; secured multiple bauxite supply contracts $53M of new contracts in 3Q 2016; total 3rd party contracts valued at $468M in expected sales (2016 – 17) 2015 Bauxite production from top 5 producers 2,3 (Mmt) CRU analysis Includes both equity interests as well as AWAC wholly-owned subsidiaries. Competitor production information sourced from Wood Mackenzie Bauxite Mine

World's most attractive alumina refining business

Highly competitive first quartile cost curve position



• Alumina Refinery

- **Largest alumina producer,** 15.7 Mmt production in 2015
- **First quartile cost curve position[1]** driven by technology, operating expertise
- **Geographically diverse portfolio;** nine refineries on five continents
- **Proven ability to improve, divest, or curtail assets**

Largest global alumina producer

2015 Alumina production from top 5 producers [2,3]
(Mmt)



20
10
0
16
15
10
8
8
Alcoa
Chalco
Xinfa
Weiqiao
Rio Tinto

Energy
- **Gas supply agreement** secures supply for Western Australia refineries **through 2032**
- San Ciprian **natural gas solution** driving cost improvement

Sales and marketing
- **Access to growth markets** in Asia, Middle East, and Latin America
- **Third party shipments of 10.8 Mmt in 2015** (~70% of production)
- **~85%** of third party smelter-grade **shipments** on **API[4]/spot in 2016;** up from 5% in 2010

1. CRU and Alcoa analysis.
2. Includes both equity interests as well as AWAC wholly-owned subsidiaries
3. Competitor production information sourced from company filings and Wood Mackenzie.
4. API: Alumina Price Index

40

Aluminum portfolio positioned for any market

Proven ability to consistently deliver productivity gains in aluminum production...



• Aluminum Smelter
▪ Other [1]

- **World's 4th largest primary aluminium producer** in 2015
- **~50% of capacity,** 1.7M mt, at **top-tier sites**
  - Canada, Iceland, Norway
  - **25.1% ownership** of the **world's lowest-cost smelter** (Saudi Arabia JV)

...complemented by success factors ensuring long-term competitiveness

Sustainable energy

- **~70% of smelter power is hydroelectric**
- **~75%** of smelter **power secured through 2022**
- **14%** of worldwide smelter power was **self-generated** in 2015; remainder purchased through **long-term agreements**
- Recent **energy agreements** have **increased competitiveness** of Massena West and Intalco

Active portfolio management

- **Aggressive actions** taken in 2015 and 2016 to divest, close or curtail assets:
  - São Luís smelter curtailment (74,000 mtpy)
  - Poços de Caldas smelter closure (96,000 mtpy)
  - Wenatchee smelter curtailment (143,000 mtpy)
  - Warrick smelter closure (269,000 mtpy)

1. Other includes Lake Charles (carbon products), Gum Springs (spent pot lining treatment facility), and Strathcona (carbon products)

41

Cast Products global focus on value-added products

Alcoa

Unique global network of casthouses...


Casthouse

World-class casthouses

- **18[1] casthouses** providing value-added products
- Casthouse **Center of Excellence** driving continuous improvement and best practice sharing across the portfolio

...continuously shifting to high value-added products serving a broad customer base

Serving growing markets

- **~50%** of total **revenue** from **value-added products; 96%** of **sales** made in **North American (NA)** and **European Union (EU)**
- **+13% Aluminum penetration** in NA and EU automotive sector by 2020; **benefits our billet, foundry and slab sales**

Well-positioned in markets to offer key value-added products

- **#1 primary producer** of **billet in NA; #2 position** in **EU**
- **#2 position** in NA **foundry market; #2 position** in **EU**
- **#2 position** in NA **slab market; #2 position** in **EU**

Focus on customers

- High **quality products** from casthouses in **close** proximity **to customers**
- **Unparalleled technical** support and **customer service**
- Developing **innovative new product** offerings

1. Includes 3 curtailed operations, Ma'aden casthouse and Warrick.
2. Based on Alcoa analysis.

42

Value-added products serve array of end markets Cast Products key markets, uses and value-added products Slab End Markets Transportation, Industrial, B&C, Packaging Main Uses Sheet and plate, can stock Supplying Locations Canada: Baie Comeau, Becancour Europe: LaCoruna, Mosjoen, San Ciprian Billet Rod Foundry End Markets Transportation, B&C, Industrial Main Uses Extrusions, wheels Supplying Locations Canada: Becancour U.S.: Intalco, Massena Brazil: Pocos de Caldas Europe: Aviles, LaCoruna, Lista, San Ciprian End Markets Industrial, Electrical Main Uses Overhead wire, mechanical and welding wire Supplying Locations U.S.: Massena Europe: Fjardaal End Markets Automotive, industrial Main Uses Wheels, steel coaters, cast parts Supplying Locations Canada: Deschambault U.S.: Intalco Europe: Lista, San Ciprian Transportation = auto and commercial transportation; global market share based on global volume ex China

Leading can sheet supplier in North America

Two mill system covering North America packaging markets


• Rolling Mill

World-class operations serving can sheet market

- **Warrick Operations:** Food stock, beverage end & tab stock, lithographic sheet, body stock, and bottle stock
- **Ma'aden Rolling Company[1]:** Wide body stock, beverage end & tab

Strong North America market and technology position

North America: #1 or #2 Position[2]

- **#1 Position** (> 90% Share) in **North America** aluminium **food can** segment
- **#2 Position** in **North America beverage can** sheet segment
- **Only aluminium lithographic** sheet maker in **North America**
- Will transition Tennessee wide body stock to MRC over three-year period

Ma'aden Rolling Company:

- **State of-the-art rolling mill,** coating line, and recycling facility for can sheet
- Began operations in 2014

1. JV- Alcoa 25.1% stake in MRC (Ma'aden Rolling Company).
2. Based on AGP (Alcoa Global Packaging) North American 2016 forecast.

44

Driving value through substantial energy assets

Energy assets [1] in North and South America...



Hydroelectric
Coal

Country	Consolidated Capacity (1,685 MW)[3]
Brazil [2]	492
Canada	132
Suriname	189
United States[3]	872

...managed to create maximum profitability under a variety of situations

Strategic power management

- Brazil assets **provide optionality** between **market sales** and **metal production** with a diversified revenue stream
- Approximately **55% of generated power was sold externally** in 2015, capturing significant earnings
- **Securing energy needs** for operations with third parties

Asset portfolio

- **Sale of Yadkin Hydroelectric Project** in North Carolina expected to close in Q4 2016
- Excluding Yadkin, **~55% of portfolio is hydroelectric**

1. Alcoa has an equity interest in the majority of facilities.
2. The Consolidated Capacity of the Brazilian energy facilities is the assured energy that is approximately 55% of hydropower plant nominal capacity
3. Includes the Yadkin Hydroelectric Project (215MW of capacity); sale expected to close in 4Q 2016. Including the Yadkin facility, Alcoa Corporation's current total generation capacity is 1,685MW, of which approximately 61% is hydroelectric power

45

Bauxite mines detailed information

Alcoa

Country	Project	Owners' Mining Rights (% Entitlement)	Expiration Date of Mining Rights	Probable Reserves (million BDMT)	Proven Reserves (million BDMT)	Available Alumina Content (%) $AvAl_2O_3$	Reactive Silica Content (%) $RxSiO_2$	2015 Annual Production (million BDMT)
Australia	Darling Range Mines ML1SA	Alcoa of Australia Limited (AofA)[1] (100%)	2024	28.5	150	33 Range: 31.0 – 34.0	0.9 Max: 1.4	31.7
Brazil	Poços de Caldas	Alcoa Alumínio S.A. (Alumínio)[2] (100%)	2020[3]	0.9	1.3	39.6 Range: 39.5 – 41.5	4.4 Range: 3.5 – 4.5	0.3
	Juruti[3] RN101, RN102, RN103, RN104, #34	Alcoa World Alumina Brasil Ltda. (AWA Brasil)[1] (100%)	2100[3]	8.7	26.5	47.7 Range: 46.5 – 48.5	4.1 Range: 3.3 – 4.3	4.7
Suriname	Coermotibo and Onverdacht	Suriname Aluminum Company, L.L.C. (55%) (Suralco)[1] (55%) N.V. Alcoa Minerals of Suriname (AMS)[4] (45%)	2033[5]	0.0	0.0	N/A	N/A	1.6
Equity interests:								
Brazil	Trombetas	Mineração Rio do Norte S.A. (MRN)[6] (18.2%)	2046[3]	3.7	10.4	49.5 Range: 49.0 – 50.5	4.5 Range: 4.0 – 4.8	3.0
Guinea	Boké	Compagnie des Bauxites de Guinée (CBG)[7] (22.95%)	2038[8]	59.5	23.2	TAl_2O_3[9] 48.5 Range: 48.5 – 52.4	TSO_2[9] 1.7 Range: 1.2 – 2.1	3.4
Kingdom of Saudi Arabia	Al Ba'itha	Ma'aden Bauxite & Alumina Company (25.1%)[10]	2037	33.8	19.3	TAA[11] 49.4	$TSiO_2$[11] 8.6	0.6

Source: Alcoa Corporation Form 10

1. This entity is part of the AWAC group of companies and is owned 60% by Alcoa Corporation and 40% by Alumina Limited
2. Alumínio is owned 100% by Alcoa Corporation
3. Brazilian mineral legislation does not establish the duration of mining concessions. The concession remains in force until the exhaustion of the deposit. The company estimates that (i) the concessions at Poços de Caldas will last at least until 2020, (ii) the concessions at Trombetas will last until 2046 and (iii) the concessions at Juruti will last until 2100. Depending, however, on actual and future needs, the rate at which the deposits are exploited and government approval is obtained, the concessions may be extended to (or expire at) a later (or an earlier) date
4. Alcoa World Alumina LLC ("AWA LLC") owns 100% of N.V. Alcoa Minerals of Suriname ("AMS"). Suralco and AMS are parts of the AWAC group of companies which are owned 60% by Alcoa Corporation and 40% by Alumina Limited
5. At the end of 2015, AWAC's bauxite mineral and mining rights remained valid until 2033. The AWAC mines in Suriname were curtailed in the fourth quarter of 2015. There are no plans for AWAC to restart these mines and there are no reserves to declare
6. Alumínio holds an 8.58% total interest, AWA Brasil holds a 4.62% total interest and AWA LLC holds a 5% total interest in MRN. MRN is jointly owned with affiliates of Rio Tinto Alcan Inc., Companhia Brasileira de Alumínio, Companhia Vale do Rio Doce, BHP Billiton Plc ("BHP Billiton") and Norsk Hydro. Alumínio, AWA Brasil, and AWA LLC purchase bauxite from MRN under long- term supply contracts
7. AWA LLC owns a 45% interest in Halco (Mining), Inc. ("Halco"). Halco owns 100% of Boké Investment Company, a Delaware company, which owns 51% of CBG. The Guinean Government owns 49% of CBG, which has the exclusive right through 2038 to develop and mine bauxite in certain areas within an approximately 2939 square- kilometer concession in northwestern Guinea
8. AWA LLC and Alumina Española, S.A. have bauxite purchase contracts with CBG that expire in 2033. Before that expiration date, AWA LLC and Alumina Española, S.A expect to negotiate extensions of their contracts as CBG will have concession rights until 2038. The CBG concession can be renewed beyond 2038 by agreement of the Government of Guinea and CBG should more time be required to commercialize the remaining economic bauxite within the concession
9. Guinea- Boké: CBG prices bauxite and plans the mine based on the bauxite qualities of total alumina (TAl2O3) and total silica (TSiO2)
10. Ma'aden Bauxite & Alumina Company is a joint venture owned by Saudi Arabian Mining Company ("Ma'aden") (74.9%) and AWA Saudi Limited (25.1%). AWA Saudi Limited is part of the AWAC group of companies and is owned 60% by Alcoa Corporation and 40% by Alumina Limited
11. Kingdom of Saudi Arabia- Al Ba'itha: Bauxite reserves and mine plans are based on the bauxite qualities of total available alumina (TAA) and total silica (TSiO2)

46

Geographically distributed refining assets

Country	Facility	Owners (% of Ownership)	Nameplate Capacity[1] (000 MTPY)	Alcoa Corporation Consolidated Capacity[2] (000 MTPY)	Status
Australia	Kwinana	AofA[3] (100%)	2,190	2,190	
	Pinjarra	AofA (100%)	4,234	4,234	
	Wagerup	AofA (100%)	2,555	2,555	
Brazil	Poços de Caldas	Alumínio[4] (100%), AWA Brasil[3] (39%), Rio Tinto Alcan Inc.[6] (10%), Alumínio (15%)	390 [5]	390	
	São Luís (Alumar)	BHP Billiton [6] (36%)	3,500	1,890	
Spain	San Ciprián	Alúmina Española, S.A.[3] (100%)	1,500[7]	1,500	
Suriname	Suralco	Suralco3 (55%) AMS[8] (45%)	2,207[9]	2,207	Curtailed
United States	Point Comfort, TX	AWA LLC[3] (100%)	2,305[10]	2,305	Curtailed
Total			**18,881**	**17,271**	
Equity interests:					
Kingdom of Saudi Arabia	Ras Al Khair	Ma'aden Bauxite & Alumina Company (100%)[11]	1,800		

Source: Alcoa Corporation Form 10

1. Nameplate Capacity is an estimate based on design capacity and normal operating efficiencies and does not necessarily represent maximum possible production
2. The figures in this column reflect Alcoa Corporation's share of production from these facilities. For facilities wholly- owned by AWAC entities, Alcoa Corporation takes 100% of the production
3. This entity is part of the AWAC group of companies and is owned 60% by Alcoa Corporation and 40% by Alumina Limited
4. This entity is owned 100% by Alcoa Corporation
5. As a result of the decision to fully curtail the Poços de Caldas smelter, management initiated a reduction in alumina production at this refinery. The capacity that is operating at this refinery is producing at an approximately 45% output level
6. The named company or an affiliate holds this interest
7. The capacity that is operating at this refinery is producing at an approximately 95% output level
8. AWA LLC owns 100% of N.V. Alcoa Minerals of Suriname ("AMS"). AWA LLC is part of the AWAC group of companies and is owned 60% by Alcoa Corporation and 40% by Alumina Limited
9. The Suralco alumina refinery has been fully curtailed (see below)
10. The Point Comfort alumina refinery will be fully curtailed (see below)
11. Ma'aden Bauxite & Alumina Company is a joint venture owned by Saudi Arabian Mining Company ("Ma'aden") (74.9%) and AWA Saudi Limited (25.1%). AWA Saudi Limited is part of the AWAC group of companies and is owned 60% by Alcoa Corporation and 40% by Alumina Limited

47

Global smelting network

Alcoa

Country	Facility	Owners (% Of Ownership)	Nameplate Capacity [1] (000 MTPY)	Alcoa Corporation Consolidated Capacity [2] (000 MTPY)
Australia	Portland	AofA (55%), CITIC [3] (22.5%), Marubeni [3] (22.5%)	358	197 [4][5]
Brazil	São Luís (Alumar)	Aluminio (60%), BHP Billiton [3] (40%)	447	268 [6]
Canada	Baie Comeau, Québec	Alcoa Corporation (100%)	280	280
	Bécancour, Québec	Alcoa Corporation (74.95%), Rio Tinto Alcan Inc. [7] (25.05%)	413	310
	Deschambault, Québec	Alcoa Corporation (100%)	260	260
Iceland	Fjarðaál	Alcoa Corporation (100%)	344	344
Norway	Lista	Alcoa Corporation (100%)	94	94
	Mosjøen	Alcoa Corporation (100%)	188	188
Spain	Avilés	Alcoa Corporation (100%)	93 [8]	93
	La Coruña	Alcoa Corporation (100%)	87 [8]	87
	San Ciprián	Alcoa Corporation (100%)	228	228
United States	Evansville, IN (Warrick)	Alcoa Corporation (100%)	269 [9]	269
	Massena West, NY	Alcoa Corporation (100%)	130	130
	Rockdale, TX	Alcoa Corporation (100%)	191 [10]	191
	Ferndale, WA (Intalco)	Alcoa Corporation (100%)	279 [11]	279
	Wenatchee, WA	Alcoa Corporation (100%)	184 [12]	184
Total			**3,845**	**3,401**
Equity Interests:				
Kingdom of Saudi Arabia	Ras Al Khair	Alcoa Corporation (25.1%)	740	-

Source: Alcoa Corporation Form 10

1. Nameplate Capacity is an estimate based on design capacity and normal operating efficiencies and does not necessarily represent maximum possible production
2. The figures in this column reflect Alcoa Corporation's share of production from these facilities
3. The named company or an affiliate holds this interest
4. This figure includes the minority interest of Alumina Limited in the Portland facility, which is owned by AofA. From this facility, Alcoa Corporation takes 100% of the production allocated to AofA
5. The Portland smelter has approximately 30,000 mtpy of curtailed capacity
6. The Alumar smelter has been fully curtailed since April 2015 (see below)
7. Owned through Rio Tinto Alcan Inc.'s interest in Pechiney Reynolds Québec, Inc., which is owned by Rio Tinto Alcan Inc. and Alcoa Corporation
8. The Avilés and La Coruña smelters have approximately 56,000 mtpy of curtailed capacity combined
9. On March 24, 2016, ParentCo permanently stopped production at the Warrick smelter
10. The Rockdale smelter has been fully curtailed since the end of 2008
11. The Intalco smelter has had approximately 49,000 mtpy of curtailed capacity. In November 2015, ParentCo announced that it would curtail the remaining 230,000 mtpy capacity by the end of the first quarter of 2016. In January 2016, ParentCo announced that it will delay this further curtailment of the smelter until the end of the second quarter of 2016. On May 2, 2016, ParentCo announced that it would not curtail the Intalco smelter at the end of the second quarter as previously announced, as a result of an agreement with the Bonneville Power Administration
12. The Wenatchee smelter has had approximately 41,000 mtpy of curtailed capacity. Alcoa Corporation curtailed the remaining 143,000 mtpy of capacity by the end of December 2015

48

Global network of casthouses

Alcoa

Country	Facility	Owners (% of Ownership)
Australia	Portland	AofA (55%), CITIC [1] (22.5%), Marubeni [1] (22.5%)
Brazil	Poços de Caldas São Luís (Alumar) [2]	Alcoa Alumínio S.A. (Alumínio) [1] (100%), Alumínio (60%) BHP Billiton [1] (40%)
Canada	Baie Comeau, Québec Bécancour, Québec Deschambault, Québec	Alcoa Corporation (100%), Alcoa Corporation (74.95%) Rio Tinto Alcan Inc. [3] (25.05%) Alcoa Corporation (100%)
Iceland	Fjarðaál	Alcoa Corporation (100%)
Norway	Lista Mosjøen	Alcoa Corporation (100%) Alcoa Corporation (100%)
Spain	Avilés La Coruña San Ciprián	Alcoa Corporation (100%) Alcoa Corporation (100%) Alcoa Corporation (100%)
United States	Massena, NY Ferndale, WA (Intalco) Warrick, IN Rockdale, TX [4] Wenatchee, WA [5]	Alcoa Corporation (100%) Alcoa Corporation (100%) Alcoa Corporation (100%) Alcoa Corporation (100%) Alcoa Corporation (100%)
Equity Interests:		
Kingdom of Saudi Arabia	Ras Al Khair	Alcoa Corporation (25.1%)

Source: Alcoa Corporation Form 10
1. The named company or an affiliate holds this interest
2. The Alumar casthouse has been fully curtailed since April 2015
3. Owned through Rio Tinto Alcan Inc.'s interest in Pechiney Reynolds Québec, Inc., which is owned by Rio Tinto Alcan Inc. and Alcoa Corporation
4. The Rockdale casthouse has been fully curtailed since the end of 2008
5. The Wenatchee casthouse has been fully curtailed since the end of December 2015

49

Rolling assets are US, Saudi-based Country Facility Owners (% Of Ownership) Capacity (000 MTPY) United States of America Warrick Alcoa Corporation (100%) 360 Saudi Arabia Ma’aden Alcoa Corporation (25.1%) Ma’aden Rolling Company (74.9%) 380

Energy assets Source: Alcoa Corporation Form 10 The Consolidated Capacity of the Brazilian energy facilities is the assured energy that is approximately 55% of hydropower plant nominal capacity Country Facility Alcoa Corporation consolidated capacity (MW) 1 2015 Generation (MWh) Brazil Barra Grande Estreito Machadinho Serra do Facão 156 157 119 60 1,562,663 1,088,018 1,780,924 171,294 Canada Manicouagan 132 1,161,994 Suriname Afobaka 189 673,950 United States  Warrick Yadkin 657 215 4,538,257 661,214 Total 1,685 11,638,314

Alcoa upstream capacity closed, sold and curtailed Smelting capacity Refining capacity Facility Year kmt Baie Comeau 2008 53 Eastalco 2010 195 Badin 2010 60 Tennessee 2011 215 Rockdale 2011 76 Baie Comeau 2013 105 Fusina 2013 44 Massena East 2013 41 Massena East 2014 84 Point Henry 2014 190 Portovesme 2014 150 Mt. Holly (sale) 2014 115 Poços de Caldas 2015 96 Warrick 2016 269 Total 1,693 Closed / Sold Since December 2007 Facility Year kmt Portland 2008 30 Rockdale 2008 191 Avilés 2012 32 La Coruńa 2012 24 São Luís 2013 97 São Luís 2014 97 São Luís 2015 74 Wenatchee 2015 184 Total 729 Facility Year kmt Jamalco (sale) 2014 779 Total 779 Facility Year kmt Point Comfort 2008 295 Suriname 2009 877 Suriname 2015 1,330 Point Comfort 2015 375 Point Comfort 2016 1,635 Total 4,512 Curtailed Curtailed Closed / Sold Since December 2007

Composition of upstream production costs

Alcoa

Alumina refining cost structure


Fuel Oil
Natural Gas
7%
13%
Caustic
10%
44%
Conversion
26%
Bauxite

Input Cost	Inventory Flow	Pricing Convention	Estimated Annual EBITDA Sensitivity
Fuel Oil	1 - 2 Months	Prior Month	$3M per $1/bbl
Natural Gas [(1)]	N/A	N/A	N/A
Caustic Soda	3 - 6 Months	Spot & Semi-annual	$9M per $10/DMT

Aluminum smelting cost structure


Conversion
25%
Alumina
31%
Materials
7%
13%
24%
Carbon
Power

Input Cost	Inventory Flow	Pricing Convention	Estimated Annual EBITDA Sensitivity
Coke	1 - 2 Months	Spot, Quarterly & Semi-annual	$7M per $10/MT
Alumina	~2 Months	30-day lag to API[2]	$43M per $10/MT
Pitch	1 - 2 Months	Spot, Quarterly & Semi-annual	$1.5M per $10/MT

1. Natural gas information related to Point Comfort will no longer apply as we have curtailed the plant. Australia is priced on a rolling 16 quarter average
2. API: Alumina Price Index

53

Estimated annual EBITDA sensitivities Business sensitivities ($M) Segment LME + $100/mt API + $10/mt Midwest + $100/mt Europe + $100/mt Japan + $100/mt AUD + 0.01 USD/AUD BRL + 0.10 BRL/USD CAD + 0.01 CAD/USD EUR + 0.01 USD/EUR ISK + 10 ISK/USD NOK + 0.10 NOK/USD Bauxite           (4) 3         Alumina 27 97       (17) 6   (1)     Aluminum 205 (34) 118 101 16 (2)   2 (4) 5 2 Cast Products         13   1 (1) 2 1 Rolled Products                       Energy             (4)         Alcoa Corp. 233 63 118 101 29 (23) 5 3 (6) 7 3 Price information Segment Pricing Impacts Bauxite Negotiated prices Alumina API pricing follows 30-day lag; LME pricing follows 60-day lag Aluminum 15-day lag to LME + Regional Premium – Molten Discount Segment Pricing Impacts Cast Products 30-day lag to LME + Regional Premium + Product Premium Rolled Products 30-day lag to LME + Regional premium + Product Premium Energy Market pricing

Alcoa Corporation adjusted EBITDA reconciliation

($ in millions)	LTM Q2 2016	1H 2016	2H 2015	1H 2015	2015	2014	2013
Sales							
Sales to unrelated parties	$8,652	$3,953	$4,699	$5,422	$10,121	$11,364	$11,035
Sale to related parties	930	499	431	647	1,078	1,783	1,538
Total sales	**$9,582**	**$4,452**	**$5,130**	**$6,069**	**$11,199**	**$13,147**	**$12,573**
Adjusted EBITDA							
Net (Loss) Income attributable to Alcoa Corporation	**$(1,197)**	**$(265)**	**$(932)**	**$69**	**$(863)**	**$(256)**	**$(2,909)**
Add:							
Net income (loss) attributable to non-controlling interest	35	38	(3)	127	124	(91)	39
Provision for income taxes	255	86	169	233	402	284	123
Other expenses (income), net	71	16	55	(13)	42	58	14
Interest expense	261	130	131	139	270	309	305
Restructuring and other charges	832	92	740	243	983	863	712
Impairment of goodwill	-	-	-	-	-	-	1,731
Provision for depreciation, depletion, and amortization	731	355	376	404	780	954	1,026
Adjusted EBITDA	**$988**	**$452**	**$536**	**$1,202**	**$1,738**	**$2,121**	**$1,041**

Alcoa Corporation's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation's operating performance and the Company's ability to meet its financial obligations. Management believes that pro forma Adjusted EBITDA is meaningful to investors because it provides additional information about the expected impact of the separation and distribution on Adjusted EBITDA. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

55

Segment adjusted EBITDA reconciliation

($ in millions)	For the year ended December 31, 2015					
Alcoa Corporation - Segments	**Bauxite**	**Alumina**	**Aluminum**	**Cast Products**	**Energy**	**Rolled Products**
After-tax operating income (ATOI)	**$258**	**$476**	**$1**	**$110**	**$145**	**$20**
Add:						
Depreciation, depletion, and amortization	94	202	311	42	61	23
Equity (income) loss	-	41	12	-	-	32
Income taxes	103	191	(77)	49	69	26
Other	-	-	(3)	-	-	-
Adjusted EBITDA	**$455**	**$910**	**$244**	**$201**	**$275**	**$101**
Total sales	$1,231	$5,030	$5,106	$6,232	$723	$1,011
Adjusted EBITDA margin	37.0%	18.1%	4.8%	3.2%	38.0%	10.0%

Alcoa Corporation's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

56

Segment adjusted EBITDA reconciliation

($ in millions)	For the six months ended June 30, 2016					
Alcoa Corporation - Segments	Bauxite	Alumina	Aluminum	Cast Products	Energy	Rolled Products
After-tax operating income (ATOI)	**$101**	**$5**	**($26)**	**$89**	**$36**	**($16)**
Add:						
Depreciation, depletion, and amortization	36	95	150	21	28	12
Equity (income) loss	-	21	(7)	3	-	21
Income taxes	39	-	(34)	31	13	(2)
Other	-	(6)	-	-	-	-
Adjusted EBITDA	**$176**	**$115**	**$83**	**$144**	**$77**	**$15**
Total sales	$488	$1,710	$1,904	$2,676	$218	$446
Adjusted EBITDA margin	36.1%	6.7%	4.4%	5.4%	35.3%	3.4%

Alcoa Corporation's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

57